                                                                       EXHIBIT 1

--------------------------------------------------------------------------------


                         AGREEMENT AND PLAN OF MERGER



                         Dated as of October 21, 1997


                                     Among


                            BERKSHIRE HATHAWAY INC.


                                   QDI, INC.


                                      AND


                        INTERNATIONAL DAIRY QUEEN, INC.




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1 THE MERGER....................................................    2
   1.1    The Merger....................................................    2
   1.2    Closing.......................................................    2
   1.3    Effective Time of the Merger..................................    2
   1.4    Effects of the Merger.........................................    2
   1.5    Certificate of Incorporation; Bylaws..........................    2
   1.6    Directors.....................................................    3
   1.7    Officers......................................................    3

ARTICLE 2 EFFECT OF THE MERGER ON THE CAPITAL STOCK
          OF THE CONSTITUENT CORPORATIONS...............................    3
   2.1    Effect on Capital Stock.......................................    3
          (a)  Common Stock of Sub......................................    3
          (b)  Cancellation of Treasury Stock and Parent-Owned Company
               Common Stock.............................................    3
          (c)  Conversion of Company Common Stock.......................    3
          (d)  Cancellation and Retirement of Company Common Stock......    4
   2.2    Company Common Stock Elections................................    4
   2.3    Issuance of Stock Consideration and Payment of Cash
          Election Price................................................    6
   2.4    Stock Plans...................................................    8
   2.5    Exchange of Certificates......................................    9
          (a)  Exchange Agent...........................................    9
          (b)  Exchange Procedures......................................    9
          (c)  Distributions with Respect to Unexchanged Shares.........    9
          (d)  No Further Ownership Rights in Company Common Stock......   10
          (e)  No Fractional Shares.....................................   10
          (f)  Termination of Exchange Fund.............................   11
          (g)  No Liability.............................................   11
          (h)  Investment of Exchange Fund..............................   11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES................................   11
   3.1    Representations and Warranties of the Company.................   11
          (a)  Organization, Standing and Corporate Power...............   11
          (b)  Subsidiaries.............................................   12
          (c)  Capital Structure........................................   12
          (d)  Authority; Noncontravention..............................   13
          (e)  SEC Documents; Undisclosed Liabilities...................   14
          (f)  Information Supplied.....................................   14
          (g)  Absence of Certain Changes or Events.....................   15
          (h)  Litigation; Labor Matters; Compliance with Laws..........   15
          (i)  Employee Matters.........................................   16
          (j)  Tax Returns and Tax Payments.............................   16
          (k)  State Antitakeover Laws Not Applicable...................   17

          (l)  Environmental Matters....................................   17
          (m)  Properties...............................................   18
          (n)  Brokers..................................................   18
          (o)  Opinion of Financial Advisor.............................   19
          (p)  Board Recommendation.....................................   19
          (q)  Required Company Vote....................................   19
   3.2    Representations and Warranties of Parent......................   19
          (a)  Organization, Standing and Corporate Power...............   19
          (b)  Subsidiaries.............................................   19
          (c)  Capital Structure........................................   20
          (d)  Authority; Noncontravention..............................   20
          (e)  SEC Documents; Undisclosed Liabilities...................   21
          (f)  Information Supplied.....................................   22
          (g)  Absence of Certain Changes or Events.....................   22
          (h)  Interim Operations of Sub................................   22
          (i)  Brokers..................................................   23

ARTICLE 4 COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.....   23
   4.1    Conduct of Business of the Company............................   23

ARTICLE 5 ADDITIONAL AGREEMENTS.........................................   25
   5.1    Preparation of Form S-4 and the Proxy Statement; Stockholder
          Meetings......................................................   25
   5.2    Letter of the Company's Accountants...........................   26
   5.3    Parent Access to Information..................................   26
   5.4    Best Efforts..................................................   27
   5.5    Indemnification...............................................   27
   5.6    Expenses......................................................   28
   5.7    Public Announcements..........................................   28
   5.8    Affiliates....................................................   28
   5.9    Stock Exchange Listing........................................   28
   5.10   Takeover Statutes.............................................   29
   5.11   No Solicitation...............................................   29
   5.12   Certain Agreements............................................   30
   5.13   Employee Benefits.............................................   30

ARTICLE 6 CONDITIONS PRECEDENT..........................................   30
   6.1    Conditions to Each Party's Obligation To Effect the Merger....   30
          (a)  Company Stockholder Approval.............................   31
          (b)  NYSE Listing.............................................   31
          (c)  HSR Act..................................................   31
          (d)  No Injunctions or Restraints.............................   31
          (e)  Form S-4.................................................   31
   6.2    Conditions to Obligation of Parent and Sub....................   31
          (a)  Representations and Warranties...........................   31
          (b)  Performance of Obligations of the Company................   31


          (c)  Tax Opinion..............................................   31
          (d)  Consents, etc............................................   32
          (e)  Affiliate Letters........................................   32
          (f)  Continuity of Interest Agreement.........................   32
          (g)  Opinion of Counsel to the Company........................   32
   6.3    Conditions to Obligation of the Company.......................   33
          (a)  Representations and Warranties...........................   33
          (b)  Performance of Obligations of Parent and Sub.............   33
          (c)  Tax Opinion..............................................   33
          (d)  Opinion of Counsel to Parent.............................   33

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER.............................   34
   7.1    Termination...................................................   34
   7.2    Effect of Termination.........................................   35
   7.3    Amendment.....................................................   35
   7.4    Extension; Waiver.............................................   35

ARTICLE 8 GENERAL PROVISIONS............................................   35
   8.1    Nonsurvival of Representations and Warranties.................   35
   8.2    Notices.......................................................   35
   8.3    Definitions...................................................   36
   8.4    Interpretation................................................   37
   8.5    Counterparts..................................................   37
   8.6    Entire Agreement; No Third-party Beneficiaries................   37
   8.7    Governing Law.................................................   37
   8.8    Assignment....................................................   37
   8.9    Enforcement...................................................   37
   8.10   Severability..................................................   38

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of October 21, 1997, by and among Berkshire Hathaway Inc., a Delaware corporation ("Parent"), QDI, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and International Dairy Queen, Inc., a Delaware corporation (the "Company").


                                   RECITALS

          WHEREAS, the Boards of Directors of Parent and the Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate, a merger of the Company with and into Sub (the "Merger"), with Sub as the surviving corporation in the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of Class A Common Stock, par value $.01 per share, of the Company ("Company Class A Stock") and each share of Class B Common Stock, par value $.01 per share, of the Company ("Company Class B Stock" and together with the Company Class A Stock, "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 8.3) of the Company or by Parent, Sub or any other subsidiary of Parent, will be converted into the right to receive, at the elections of the holders of Company Common Stock, subject to the terms hereof, a portion of a share of Class A Common Stock, $5.00 par value per share, of Parent ("Parent Class A Stock"), or a portion of a share of Class B Common Stock, $.1667 par value per share, of Parent ("Parent Class B Stock," and together with the Parent Class A Stock, "Parent Stock"), or cash;

          WHEREAS, the Merger and this Agreement require the vote of a majority of the outstanding shares of Company Class B Common Stock entitled to vote thereon for the approval thereof (the "Company Stockholder Approval");

          WHEREAS, in order to induce Parent to enter into this Agreement, concurrently with the execution hereof, various shareholders of the Company have entered into a Shareholders' Agreement (the "Shareholders' Agreement") with Parent with respect to the Company Common Stock held by such shareholders; and

          WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                  THE MERGER

     1.1  The Merger.  Upon the terms and subject to the conditions set forth in
          ----------
this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time. Upon the Effective Time, the separate existence of the Company shall cease, and Sub shall continue as the surviving corporation (the "Surviving Corporation") having the name International Dairy Queen, Inc.

     1.2  Closing.  Unless this Agreement shall have been terminated and the
          -------
transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 6, the closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern time on the second business day after satisfaction of the conditions set forth in Section 6.1 (or, if not satisfied or waived at that time, as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3) (the "Closing Date"), at the offices of Gray, Plant, Mooty, Mooty, & Bennet, P.A., 3400 City Center, 33 South Sixth Street, Minneapolis, Minnesota, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3  Effective Time of the Merger.  On the Closing Date, the parties shall
          ----------------------------
file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is permissible in accordance with the DGCL and as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     1.4   Effects of the Merger.  The Merger shall have the effects set forth
           ---------------------
in the DGCL.

     1.5   Certificate of Incorporation; Bylaws.
           ------------------------------------

          (a) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The Bylaws of the Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.6  Directors.  The directors of Sub at the Effective Time shall be the
          ---------
directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.7  Officers.  The officers of the Company at the Effective Time shall be
          --------
the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.


                                   ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

     2.1  Effect on Capital Stock.  As of the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a)  Common Stock of Sub.  Each share of common stock of Sub issued
               -------------------
and outstanding immediately prior to the Effective Time shall be converted into one share of Class B Common Stock of the Surviving Corporation and shall be the issued and outstanding capital stock of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Parent-Owned Company Common
               ---------------------------------------------------------------
Stock.   Each share of the Company Common Stock that is owned by the Company or
-----
by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Parent Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)  Conversion of Company Common Stock.  Except as otherwise provided
               ----------------------------------
herein and subject to Sections 2.3 and 2.5, each issued and outstanding share of Company Common Stock shall be converted into the following (the consideration described in (i), (ii), and (iii) below being the "Merger Consideration" and the consideration described in (ii) and (iii) below being the "Stock Consideration"):

               (i) for each such share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked pursuant to Sections 2.2(c), (d) and (e) ("Cash Electing Shares"), the right to receive $27.00 in cash from Parent (the "Cash Election Price"); or

               (ii) for each share of Company Common Stock with respect to which an election to receive Parent Class A Stock has been effectively made and not revoked pursuant to Sections 2.2(c), (d) and (e) ("Parent Class A Electing Shares"), the right to receive from Parent the portion of a fully paid and nonassessable share of Parent Class A Stock determined by dividing $26.00 by the Average Parent Class A

     Stock Price (as defined below) and rounding to nine decimal places (the "Parent Class A Exchange Ratio"); or

               (iii) for each such share of Company Common Stock with respect to which an election to receive Parent Class B Stock has been effectively made and not revoked pursuant to Sections 2.2(c), (d) and (e) or with respect to which none of the elections permitted by this Section 2.1 has been effectively made and not revoked ("Parent Class B Electing Shares"), the right to receive from Parent the portion of a fully paid and nonassessable share of Parent Class B Stock determined by multiplying the Parent Class A Exchange Ratio by 30 and rounding to nine decimal places (the "Parent Class B Exchange Ratio").

The "Average Parent Class A Stock Price" means the average of the high and low trading prices of the Parent Class A Stock on the New York Stock Exchange ("NYSE") Composite Tape for each of the five consecutive trading days ending on the trading day which is the last business day prior to the Stockholders Meeting (as defined in Section 5.1(b)).

          (d)  Cancellation and Retirement of Company Common Stock.  As of the
               ---------------------------------------------------
Effective Time, all shares of Company Common Stock (other than shares referred to in Section 2.1(b)) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration in accordance with Section 2.1(c) and any cash in lieu of fractional shares of Parent Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5.

     2.2  Company Common Stock Elections.
          ------------------------------

          (a) Subject to Sections 2.3 and 2.5(e), each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock (and remains a record holder of such stock until the Effective Time) will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "Cash Election," a "Parent Class A Election," or a "Parent Class B Election" as the case may be) on or prior to such Election Date to receive the Cash Election Price, the Parent Class A Exchange Ratio, or the Parent Class B Exchange Ratio, respectively, on the basis hereinafter set forth.

          (b) Prior to the mailing of the Proxy Statement (as defined in Section 3.1(d)), Parent shall appoint a bank or trust company designated by Parent and reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

          (c) Parent shall prepare and mail a form of election (the "Form of Election") with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting. The Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to receive the Cash

Election Price, the Parent Class A Exchange Ratio, or the Parent Class B Exchange Ratio for any or all shares of Company Common Stock held by such holder. On such Form of Election, such a holder may indicate his election. The Company will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to receive the Cash Election Price, the Parent Class A Exchange Ratio, or the Parent Class B Exchange Ratio shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the last business day (the "Election Date") prior to the date of the Stockholders Meeting, a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the date of execution of such guarantee of delivery).

          (d) Any Form of Election may be revoked only by duly executed written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. If a Form of Election is revoked, the shares of Company Common Stock to which such Form of Election relates shall be treated as Parent Class B Electing Shares.

          (e) The determination of the Exchange Agent shall be binding as to whether or not elections to receive the Cash Election Price, the Parent Class A Exchange Ratio, or the Parent Class B Exchange Ratio have been properly made or revoked pursuant to this Section 2.2 with respect to shares of Company Common Stock, and as to the time when elections and revocations were received by it.
If the Exchange Agent determines that any election to receive the Cash Election Price, the Parent Class A Exchange Ratio, or the Parent Class B Exchange Ratio was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as Parent Class B Electing Shares, and such shares shall be exchanged in the Merger for shares of Parent Class B Stock pursuant to Section 2.1(c)(iii). The Exchange Agent shall also make all computations contemplated by Section 2.3, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. Parent and the Company shall make such rules as are consistent with this Section 2.2 and Section 2.3 for the implementation of the elections and computations provided for herein and therein as shall be necessary or desirable fully to effect such elections and computations.

     2.3  Issuance of Stock Consideration and Payment of Cash Election Price.
          ------------------------------------------------------------------
The manner in which each share of Company Common Stock (other than shares of Company Common Stock to be cancelled as set forth in Section 2.1(b)) shall be converted as of the Effective Time into the right to receive the Stock Consideration or the Cash Election Price shall be as set forth in this Section
2.3.  All references to "outstanding shares of Company Common Stock" in this
Section 2.3 shall mean all shares of Company Common Stock outstanding immediately prior to the Effective Time.

          (a) In the event that, between the date of this Agreement and the Effective Time, the issued and outstanding shares of Parent Class A Stock or Parent Class B Stock, as the case may be, shall have been changed into a different number or class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Merger Consideration shall be appropriately adjusted.

          (b) As is more fully set forth below, the Total Cash Consideration (as defined below) in the Merger pursuant to this Agreement shall not be more than 55 percent of the sum of (i) the Total Cash Consideration, and (ii) the Total Parent Class A Merger Consideration, and (iii) the Total Parent Class B Merger Consideration; such amount is referred to herein as the "Cash Limitation". "Total Parent Class A Merger Consideration" means the product of
(i) the Parent Class A Exchange Ratio and (ii) the number of shares of Company Common Stock converted into Parent Class A Stock, after the application, if and to the extent necessary, of Section 2.5(e), and (iii) the average of the high and low trading prices of the Parent Class A Stock on the NYSE Composite Tape on the date on which the Effective Time occurs. "Total Parent Class B Merger Consideration" means the product of (i) the Parent Class B Exchange Ratio and
(ii) the number of shares of Company Common Stock converted into Parent Class B Stock, after the application, if and to the extent necessary, of Sections 2.3(e) and 2.5(e), and (iii) the average of the high and low trading prices of the Parent Class B Stock on the NYSE Composite Tape on the date on which the Effective Time occurs. "Total Cash Consideration" means the sum (after the application, if and to the extent necessary, of Sections 2.3(e) and 2.5(e)) of
(i) cash paid in connection with Cash Elections and (ii) cash paid in lieu of fractional shares.

          (c) Each share of Company Common Stock that is a Parent Class A Electing Share shall be converted into the right to receive Parent Class A Stock pursuant to Section 2.1(c)(ii) and each share of Company Common Stock that is a Parent Class B Electing Share shall be converted into the right to receive Parent Class B Stock pursuant to Section 2.1(c)(iii).

          (d) If the Total Cash Consideration is equal to or less than the Cash Limitation, each share of Company Common Stock that is a Cash Electing Share shall be converted into the right to receive the Cash Election Price pursuant to
Section 2.1(c)(i).

          (e) If the Total Cash Consideration is more than the Cash Limitation, the number of Cash Electing Shares shall be reduced, and the following shareholders of the Company who have made a Cash Election (a "Cash Electing Shareholder") shall instead receive one or more shares of Parent Class B Stock to the extent and in the order described below until the Total Cash Consideration is equal to or less than the Cash Limitation:

               (i) Each Cash Electing Shareholder who holds a sufficient number of shares of Company Common Stock covered by a Cash Election to receive as part of the Merger Consideration at least one whole share of Parent Class B Stock pursuant to Section 2.1(c)(iii) if such shares are treated as Parent Class B Electing Shares, shall receive such one whole share of Parent Class B Stock for such shares of Company Common Stock, at the Parent Class B Exchange Ratio pursuant to Section 2.1(c)(iii), in lieu of receiving the Cash Election Price for such shares pursuant to Section 2.1(c)(i), provided, however, that if the application of this procedure to
                -----------------
     fewer than all of such Cash Electing Shareholders is sufficient to reduce the Total Cash Consideration to an amount equal to or less than the Cash Limitation, the Exchange Agent will select by lot the Cash Electing Shareholders whose Cash Elections will be subject to the foregoing procedure;

               (ii) If the application of Section 2.3(e)(i) is not sufficient to reduce the Total Cash Consideration to an amount equal to or less than the Cash Limitation, then, in addition to the application of Section 2.3(e)(i), each Cash Electing Shareholder who holds a sufficient number of shares of Company Common Stock covered by a Cash Election to receive as part of the Merger Consideration at least a second whole share of Parent Class B Stock pursuant to Section 2.1(c)(iii) if such shares are treated as Parent Class B Electing Shares, shall receive such second whole share of Parent Class B Stock for such shares of Company Common Stock, at the Parent Class B Exchange Ratio pursuant to Section 2.1(c)(iii), in lieu of receiving the Cash Election Price for such shares pursuant to Section 2.1(c)(i), provided, however, that if the application of this procedure to
                -----------------
     fewer than all of such Cash Electing Shareholders is sufficient to reduce the Total Cash Consideration to an amount equal to or less than the Cash Limitation, the Exchange Agent will select by lot the Cash Electing Shareholders whose Cash Elections will be subject to the foregoing procedure; and

               (iii) If the application of Section 2.3(e)(ii) is not sufficient to reduce the Total Cash Consideration to an amount equal to or less than the Cash Limitation, under the principles of Section 2.3(e)(i) and (ii), the Cash Electing Shares shall continue to be reduced, and each Cash Electing Shareholder who holds a sufficient number of shares of Company Common Stock covered by a Cash Election to receive as part of the Merger Consideration at least a third whole share and, to the extent necessary, greater than three whole shares, of Parent Class B Stock pursuant to
     Section 2.1(c)(iii) if such shares are treated as Parent Class B Electing Shares, shall receive such third or more whole shares of Parent Class B Stock for such shares of Company Common Stock, at the Parent Class B Exchange Ratio pursuant to Section 2.1(c)(iii), in lieu of receiving the Cash Election Price for such shares pursuant to Section 2.1(c)(i), until the Total Cash Consideration is equal to or less than the Cash Limitation.

          (f) If the Exchange Agent shall determine that any Cash Election was not effectively made or was revoked, the shares of Company Common Stock covered by such Cash Election shall, for purposes hereof, be deemed to be Parent Class B Electing Shares.

          (g) If, due to the amount of cash paid in cancellation of Company Stock Options (as defined in Section 2.4(a)), or any other uncertainty in the calculation of the Cash Limitation, it reasonably appears to Parent or Company that the Merger may potentially fail to satisfy continuity of interest requirements under applicable principles relating to reorganizations under
Section 368(a) of the Code, the number of Cash Electing Shares shall be reduced, and Cash Electing Shareholders shall instead receive one or more shares of Parent Class B Stock in the order described in Section 2.3(e), to the extent necessary to enable the Merger to satisfy such requirements.

     2.4  Stock Plans.  Prior to the mailing of the Proxy Statement, the Board
          -----------
of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (a) Adjust the terms of all outstanding employee stock options to purchase shares of Company Common Stock ("Company Stock Options") granted under either the Company's Restated 1982 Incentive Stock Option Plan or the Company's Stock Option Plan of 1993 (collectively, the "Option Plans") to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be cancelled and thereafter the former holder thereof shall be entitled by having held such Company Stock Option only to a payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Option and (ii) the excess of $27.00 over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time; provided, however, that, at the request of any
                              --------  -------
person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), any such amount to be paid shall be paid as soon as practicable after the first date payment can be made without liability for such person under Section 16(b) of the Exchange Act.

          (b) Except as provided herein or as otherwise agreed to in writing by Parent, the Option Plans, the Company's Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"), and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary (collectively, the "Stock Plans") shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option nor any participant in any of the Stock Plans shall have any right thereunder to acquire any equity securities of the Company or the Surviving Corporation.

     2.5  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent.  As soon as reasonably practicable as of or
               --------------
after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, the Merger Consideration.

          (b)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time of the Merger, the Exchange Agent shall mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock that did not submit such certificate or certificates to the Exchange Agent with such holder's Form of Election (i) a letter of transmittal (which shall specify, as shall the Form of Election, that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and (ii) instructions for use in effecting the surrender of the certificates for the Merger Consideration. Upon proper surrender to the Exchange Agent of such certificates for cancellation, the holder of such certificates shall after the Effective Time be entitled only to a certificate or certificates representing the number of full shares of Parent Stock, if any, and/or the amount of cash, if any, into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Stock and/or cash as hereinabove provided. If any certificate for such Parent Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.5(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Parent Stock.

          (c)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions with respect to Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of Parent Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5(e) until the surrender of such certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.5(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Stock.

          (d)  No Further Ownership Rights in Company Common Stock.  All shares
               ---------------------------------------------------
of Parent Stock issued and cash paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.5(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

          (e)  No Fractional Shares.
               --------------------

               (i) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent; and

               (ii) Notwithstanding any other provision of this Agreement, (A) each holder of shares of Company Common Stock exchanged pursuant to the Merger who would have otherwise been entitled to receive a fraction of a share of Parent Class A Stock (after taking into account all Parent Class A Electing Shares delivered by such holder or, as to a holder of record who holds shares of Company Common Stock as nominee or in a similar representative capacity, after taking into account all Parent Class A Electing Shares delivered by such a representative holder on behalf of a particular beneficial owner) shall receive, in lieu thereof, the number of shares of Parent Class B Stock determined by dividing (x) the product of such fraction and the Average Parent Class A Stock Price by (y) the quotient of the Average Parent Class A Stock Price divided by 30, and (B) after application of Section 2.5(e)(ii)(A), each holder of shares of Company Common Stock exchanged pursuant to the Merger who would have otherwise been entitled to receive a fraction of a share of Parent Class B Stock (after taking into account all shares of Company Common Stock delivered by such holder, or by such a representative holder on behalf of a particular beneficial owner, other than Parent Class A Electing Shares and Cash Electing Shares) shall receive, in lieu thereof, a cash payment (without interest) equal to the product of (x) such fraction and (y) the quotient of the Average Parent Class A Stock Price divided by 30.

          (f)  Termination of Exchange Fund.  Any portion of the Merger
               ----------------------------
Consideration deposited with the Exchange Agent pursuant to this Section 2.5 (the "Exchange

Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for cash, Parent Stock, any cash in lieu of fractional shares of Parent Stock and any dividends or distributions with respect to Parent Stock to which such holders may be entitled.

          (g)  No Liability.  None of Parent, Sub, the Company or the Exchange
               ------------
Agent shall be liable to any person in respect of any shares of Parent Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash, shares of Parent Stock, any cash in lieu of fractional shares of Parent Stock or any dividends or distributions with respect to Parent Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), any such shares, cash dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall invest
               ---------------------------
any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of the Company.  The Company
          ---------------------------------------------
represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the Company
               ------------------------------------------
and each of its Subsidiaries (as defined in Section 3.1(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.3) with respect to the Company. Attached as
Section 3.1(a) of the disclosure schedule ("Disclosure Schedule") delivered to Parent by the Company at the time of execution of this Agreement are complete and correct copies of the Certificate of Incorporation and Bylaws of the Company.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of the
               ------------
Company (the "Subsidiaries") and other ownership interests held by the Company in any other person are those listed in Section 3.1(b) of the Disclosure Schedule. Except as set forth in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each such Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth in Section 3.1(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

          (c)  Capital Structure.  The authorized capital stock of the Company
               -----------------
consists of 32,000,000 shares of Company Class A Stock and 10,000,000 shares of Company Class B Common Stock. Subject to any Permitted Changes (as defined in
Section 4.1(b)) following the date of this Agreement, there are (i) 14,005,042 shares of Company Class A Stock issued and outstanding, (ii) 8,025,025 shares of Company Class B Stock issued and outstanding, (iii) 259,328 shares of Company Class A Stock and 97,644 shares of Company Class B Stock held in the treasury of the Company or held by any subsidiary of the Company; (iii) 147,431 shares of Company Class A Stock reserved for issuance upon exercise of authorized but unissued Company Stock Options pursuant to the Option Plans; and (iv) 1,121,855 shares of Company Class A Stock issuable upon exercise of outstanding Company Stock Options. As of August 31, 1997, there was approximately $2,500 withheld from the Company's employees' salaries to purchase shares of Company Common Stock pursuant to and issuable under the Stock Purchase Plan. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than the Company Stock Options, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company or any of its subsidiaries and (ii) to the knowledge of the Company, other than as provided in the Shareholders' Agreement, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

          (d)  Authority; Noncontravention.  The Company has the requisite
               ---------------------------
corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.1(d) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under,
(i) the Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any franchise or other agreement with any franchisee of the Company or any of its subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than (A) in the case of clause (ii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that could not affect franchise or other agreements relating, individually or in the aggregate, to 150 or more store locations, and (B) in the case of clauses (ii),
(iii) and (iv), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (y) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"), and (z) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and
(iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.1(d) of the Disclosure Schedule.

          (e)  SEC Documents; Undisclosed Liabilities.  The Company has filed
               --------------------------------------
all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994, (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since November 30, 1996, neither the Company nor any of its subsidiaries, has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of November 30, 1996 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement,
(iii) as incurred after November 30, 1996 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since November 30, 1996 (the "Recent SEC Documents"), or (v) as would not, individually or in the aggregate, have a material adverse effect with respect to the Company.

          (f)  Information Supplied.  None of the information supplied or to be
               --------------------
supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Recent SEC Documents or in Section 3.1(g) of the Disclosure Schedule, since November 30, 1996, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by
Section 4.1 without the prior consent of Parent; or (iv) any condition, event or occurrence which would prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h)  Litigation; Labor Matters; Compliance with Laws.
               -----------------------------------------------

               (i) Except as disclosed in the Recent SEC Documents, there is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

               (ii) Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.

               (iii) The conduct of the business of each of the Company and each of its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to the Company.

          (i)  Employee Matters.  The Company has delivered to Parent full and
               ----------------
complete copies or descriptions of each material employment, severance, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates, for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its ERISA Affiliates (such plans and arrangements being collectively the "Company Benefit Plans"). Each of the Company Benefit Plans is in material compliance with all applicable laws including ERISA and the Code. The Internal Revenue Service has determined that each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and the Company is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such plan are reflected on the latest balance sheet of the Company included in the Recent SEC Reports in accordance with generally accepted accounting principles applied on a consistent basis. No condition exists that is reasonably likely to subject the Company or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to the Company Benefit Plans that would have a material adverse effect on the Company and that is not reflected on such balance sheet. No Company Benefit Plan (other than any Company Benefit Plan that is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA) is subject to Title IV of ERISA. There are no pending, threatened, or anticipated claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (j)  Tax Returns and Tax Payments.  The Company and each of its
               ----------------------------
subsidiaries has timely filed (or, as to subsidiaries, the Company has filed on its behalf) all Tax Returns (as defined below) required to be filed by it, has paid (or, as to subsidiaries, the Company has paid on its behalf) all Taxes (as defined below) shown thereon to be due and has provided (or, as to subsidiaries, the Company has made provision on its behalf of) adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as set forth in Section 3.1(j) of the Disclosure Schedule: (i) no material claim for unpaid Taxes has been asserted by a Tax authority or has become a lien (except for liens not yet due and payable) against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries, (ii) no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by
the Company or any of its subsidiaries and is currently in effect.   Neither the
Company nor any of its Subsidiaries is or has been a member of any consolidated, combined, unitary or aggregate group for Tax purposes except such a group consisting only of the Company and its subsidiaries. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (k)  State Antitakeover Laws Not Applicable.  The Board of Directors
               --------------------------------------
of the Company has approved this Agreement and the Shareholders' Agreement and the transactions contemplated hereby and thereby and such approval constitutes approval of the Merger and the Shareholders' Agreement and the other transactions contemplated hereby and thereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the Shareholders' Agreement or the transactions contemplated hereby or thereby. No other state takeover statute or similar statute or regulation of the State of Delaware (or, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Shareholders' Agreement or the transactions contemplated hereby or thereby and no provision of the Certificate of Incorporation, Bylaws or other governing instruments of the Company or any of its subsidiaries or the terms of any rights plan or agreement of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Parent by virtue of this Agreement or the Shareholders' Agreement or the transactions contemplated hereby or thereby or permit any stockholder to acquire securities of the Company or of Parent or any of its subsidiaries on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

          (l)  Environmental Matters.  There are no legal, administrative,
               ---------------------
arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which liability or obligation would have or would reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries. To the knowledge of the Company or any of its subsidiaries, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries. To the knowledge of the Company, during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries.

          (m)  Properties.  Except as disclosed in the Recent SEC Documents,
               ----------
each of the Company and its subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Recent SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Recent SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor.

          (n)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than William Blair & Company, LLC, the fees and expenses of which will be paid by the Company (pursuant to fee agreements, copies of which have been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (o)  Opinion of Financial Advisor.  The Company has received the
               ----------------------------
opinion of William Blair & Company, LLC, dated the date of this Agreement (which opinion shall be updated within five (5) days prior to the mailing of the Proxy Statement), to the effect that the Merger Consideration to be received in the Merger by the Company's stockholders is fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Parent.

          (p)  Board Recommendation.  The Board of Directors of the Company, at
               --------------------
a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          (q)  Required Company Vote.  The Company Stockholder Approval, being
               ---------------------
the affirmative vote of a majority of the outstanding shares of the Company Class B Stock, voting separately as a class, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

     3.2  Representations and Warranties of Parent.  Parent represents and
          ----------------------------------------
warrants to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent, Sub
               ------------------------------------------
and the other Parent Subsidiaries (as defined in Section 3.2(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and the other Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Parent.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of Parent
               ------------
(other than such subsidiaries that would not constitute in the aggregate a Significant Subsidiary) are listed in Section 3.2(b) of the disclosure schedule (the "Parent Disclosure Schedule") delivered to the Company by Parent at the time of execution of this Agreement (together with Sub, the "Parent Subsidiaries"). All the outstanding shares of capital stock of each such Parent Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, are owned (of record and beneficially) by Parent, by another Parent Subsidiary (wholly owned) or by Parent and another such Parent Subsidiary (wholly owned), free and clear of all Liens.

          (c)  Capital Structure.  The authorized capital stock of Parent
               -----------------
consists of 1,500,000 shares of Parent Class A Stock, 50,000,000 shares of Parent Class B Stock, and 1,000,000 shares of preferred stock, no par value per share ("Parent Preferred Stock"). Subject to such changes as may occur after September 30, 1997, and subject in the case of clauses (i) and (iii) to adjustment as a result of conversions of Parent Class A Stock into Parent Class B Stock, there were, as of September 30, 1997: (i) 1,198,835 shares of Parent Class A

Stock, 1,058,650 shares of Parent Class B Stock, and no shares of Parent Preferred Stock issued and outstanding; (ii) 168,203 shares of Parent Class A Stock held by Parent in its treasury; (iii) 35,965,050 shares of Parent Class B Stock reserved for issuance upon conversion of Parent Class A Stock; (iv) 406 shares of Parent Class B Stock reserved for issuance upon exercise of authorized but unissued options under Parent's 1996 Stock Option Plan; and (v) 16,902 shares of Parent Class B Common Stock issuable upon exercise of outstanding options under Parent's 1996 Stock Option Plan. Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Parent Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All shares of Parent Stock issued pursuant to this Agreement will, when so issued, be registered under the Securities Act for such issuance and registered under the Exchange Act, be registered or exempt from registration under any applicable state securities laws, and be listed on the NYSE, subject to official notice of issuance. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, or rights obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, or right. The authorized capital stock of Sub consists of 1,000 shares of common stock, $.01 par value per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent, free and clear of any Lien.

          (d)  Authority; Noncontravention.  Parent and Sub have all requisite
               ---------------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. No vote or consent of the stockholders of Parent or Sub, which has not been obtained, is required under applicable law or rule of the NYSE to approve the Merger, this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms.
The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Form S-4 and (z) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

          (e)  SEC Documents; Undisclosed Liabilities.  Parent has filed all
               --------------------------------------
required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1996, neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 1996 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 1996 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since December 31, 1996 (the "Recent Parent SEC Documents"), or
(v) as would not, individually or in the aggregate, have a material adverse effect with respect to Parent.

          (f)  Information Supplied.  None of the information supplied or to be
               --------------------
supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Recent Parent SEC Documents, since the date of the most recent financial statements included in the Recent Parent SEC Documents, Parent has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been (i) any material adverse change with respect to Parent;
(ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          (h)  Interim Operations of Sub.  Sub was formed on October 10, 1997
               -------------------------
solely for the purposes of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (i)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person is entitled to or may be paid any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE 4

                       COVENANTS RELATING TO CONDUCT OF
                           BUSINESS PRIOR TO MERGER

     4.1  Conduct of Business of the Company.  From the date of this Agreement
          ----------------------------------
to the Effective Time (except as otherwise specifically required by the terms of this Agreement), the

Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, franchisees, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for the acquisition of shares of Company Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder or tax liability arising in connection therewith, upon exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms;

          (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of Company Common Stock (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, such issuance, together with the acquisitions of shares of Company Common Stock permitted under clause (a) above, being referred to herein as "Permitted Changes");

          (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

          (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

          (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (g) acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

          (h) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of the Company included in the Recent SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

          (i) adopt or amend in any material respect (except as may be required by law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

          (j) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

          (k) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article 6 not being satisfied;

          (l) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability; and

          (m) authorize any of, or commit or agree to take any of, the foregoing actions.


                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

     5.1  Preparation of Form S-4 and the Proxy Statement; Stockholder
          ------------------------------------------------------------
Meetings.
--------

          (a) Promptly following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts as promptly as practicable to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

          (b) The Company will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 3.1(p). Such recommendation, together with a copy of the opinion referred to in Section 3.1(o), shall be included in the Proxy Statement. The Company will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

          (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

     5.2  Letter of the Company's Accountants.  The Company shall use its best
          -----------------------------------
efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.3  Parent Access to Information.
          ----------------------------

          (a) The Company shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request. No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the Company herein or the conditions to the obligations of the parties hereto.

          (b) The Company shall report on operational matters and promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on the Company and its Subsidiaries taken as a whole.

     5.4  Best Efforts.  Each of the parties agrees to use its best efforts to
          ------------
take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Parent, Sub and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

     5.5  Indemnification.
          ---------------

          (a) The Company shall, and from and after the Effective Time Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, however, that, in the case of the Company and the Surviving
--------  -------
Corporation such indemnification shall only be to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, and in the case of Parent, such indemnification shall not be limited by the DGCL but such indemnification shall not be applicable to any claims made against the Indemnified Parties if a judgment or other final adjudication established that (A) their acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. The Company, Parent and the Surviving Corporation, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, in the case of the Company and the Surviving Corporation only to the fullest extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and Parent and the Surviving Corporation after the Effective Time), (ii) the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or after the Effective Time, Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of the Company, Parent or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company, Parent or the Surviving Corporation (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5.5 except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time, the Surviving Corporation (but not Parent)) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (b) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     5.6  Expenses.  Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the expenses in connection with printing and mailing the Proxy Statement and the Form S-4, as well as all SEC filing fees relating to the transactions contemplated herein, shall be shared equally between Parent and the Company.

     5.7  Public Announcements.  Parent and Sub, on the one hand, and the
          --------------------
Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     5.8  Affiliates.  Prior to the Closing Date, the Company shall deliver to
          ----------
Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     5.9  Stock Exchange Listing.  Parent shall use its best efforts to cause
          ----------------------
the shares of Parent Stock to be issued in the Merger to be approved for listing on the NYSE, subject to notice of issuance, prior to the Closing Date.

     5.10 Takeover Statutes.  If any "fair price," "moratorium," "control share
          -----------------
acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     5.11 No Solicitation.  Neither the Company nor any of its subsidiaries
          ---------------
shall, nor shall the Company or any of its subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries (other than in the ordinary course of business) or of over 20% of any class of equity securities of the

Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing
                                           --------  -------
shall not prohibit the Company from (i) furnishing information concerning the Company and its businesses, properties or assets pursuant to an appropriate and customary confidentiality agreement to a third party who has made an unsolicited Transaction Proposal, (ii) engaging in discussions or negotiations with a third party who has made an unsolicited Transaction Proposal, (iii) following receipt of an unsolicited Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, and/or (iv) following receipt of an unsolicited Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.1(p), but in each case referred to in the foregoing clauses (i) through (iv) only if and to the extent that the Board of Directors of the Company shall have concluded in good faith, after consulting with and considering the advice of outside counsel, that such action is required by the Board of Directors of the Company in the exercise of its fiduciary duties to the stockholders of the Company; provided, further, that
                                                         --------  -------
the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after giving at least one business day's advance written notice to Parent with respect to the actions specified in the foregoing clauses (i) through (iv) that it shall take. In addition, if the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent in writing of the material terms of such proposal and the identity of the person (or group) making it. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section by any director or executive officer of the Company or any of its subsidiaries or by any investment banker, financial adviser, attorney, accountant, or other representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section by the Company.

     5.12 Certain Agreements.  Neither the Company nor any subsidiary of the
          ------------------
Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Parent.

     5.13 Employee Benefits.
          -----------------

          (a) Parent and the Company agree that the Company Benefit Plans shall, to the extent practicable and except as otherwise provided in Section 2.4 hereof, remain in effect without material amendment until the Effective Time and that thereafter the Surviving Corporation will maintain, subject to such changes and modifications as may be necessary or desirable to facilitate compliance by Parent and its subsidiaries (including the Surviving Corporation) with applicable statutory and regulatory requirements, substantially similar plans (other than the Stock Plans) for a period of at least three years after the Effective Time.

          (b) Parent will cause the Surviving Corporation to honor without material modification for a period of at least three years after the Effective Time all employee severance plans (or policies) and employment and severance agreements of the Company or any of its subsidiaries in existence on the date hereof.

          (c) Parent and Company will use their reasonable best efforts to agree on compensation plans for the officers and employees of the Company after the Effective Time to provide them incentive compensation during the three-year period following the Effective Time that in the aggregate is reasonably comparable (without giving effect to any payments to them resulting from the Merger) to that historically provided by the Stock Plans, except that neither Parent nor the Surviving Corporation shall be required to issue any shares of its equity securities in connection with such compensation plans.


                                   ARTICLE 6

                             CONDITIONS PRECEDENT

     6.1  Conditions to Each Party's Obligation To Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Company Stockholder Approval.  The Company Stockholder Approval
               ----------------------------
shall have been obtained.

          (b)  NYSE Listing.  The shares of Parent Stock issuable to the
               ------------
Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to notice of issuance.

          (c)  HSR Act.  The waiting period (and any extension thereof)
               -------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use their
                    --------  -------
best efforts to have any such injunction, order, restraint or prohibition vacated.

          (e)  Form S-4.  The Form S-4 shall have become effective under the
               --------
Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the Parent Stock shall have been complied with.

     6.2  Conditions to Obligation of Parent and Sub.  The obligations of Parent
          ------------------------------------------
and Sub to effect the Merger are further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)  Performance of Obligations of the Company.  The Company shall
               -----------------------------------------
have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)  Tax Opinion.  Parent shall have received the opinion of Munger,
               -----------
Tolles & Olson LLP, counsel to Parent, dated the Closing Date, based on appropriate representations of the Company, its affiliates, and Parent, and such other facts, representations, assumptions, and agreements as counsel may reasonably deem relevant, to the effect that for United States Federal income tax purposes the Merger will qualify as a reorganization within the meaning of
Section 368 of the Code and that each of Parent, Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (d)  Consents, etc.  Parent shall have received evidence, in form and
               --------------
substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have been received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) materially dilute the aggregate benefits to Parent of the Merger.

          (e)  Affiliate Letters.  Parent shall have received the agreements
               -----------------
referred to in Section 5.8.

          (f)  Continuity of Interest Agreement.  Mr. John W. Mooty shall have
               --------------------------------
executed and delivered, and shall have used his best efforts to cause the other members of his family and such other shareholders of the Company as may be necessary or desirable to facilitate issuance of the tax opinions referenced in Sections 6.2(c) and 6.3(c) to have executed and delivered, a Continuity of Interest Agreement in substantially the form attached as Exhibit B hereto.

          (g)  Opinion of Counsel to the Company. Parent shall have received,
               ---------------------------------
on and as of the Closing Date, an opinion of Gray, Plant, Mooty, Mooty & Bennet, P.A., counsel to the Company, in usual and customary form reasonably acceptable to Parent, to the effect that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action, (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions), and (iv) the execution and delivery of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not, (A) violate the Certificate of Incorporation or Bylaws of the Company, or (B) to the best knowledge of such counsel based upon due inquiry of the Company, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under the terms of, any franchise or other agreement with any franchisee of the Company or any of its subsidiaries, other than any such conflicts, breaches, violations, defaults, rights, losses or Liens that could not (x) affect franchise or other agreements relating, individually or in the aggregate, to 150 or more store locations, (y) individually or in the aggregate have a material adverse effect with respect to the Company or the Surviving Corporation, or (z) prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     6.3  Conditions to Obligation of the Company.  The obligation of the
          ---------------------------------------
Company to effect the Merger is further subjected to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b)  Performance of Obligations of Parent and Sub.  Parent and Sub
               --------------------------------------------
shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent or adversely affect the ability of Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c)  Tax Opinion.  The Company shall have received the opinion of
               -----------
Faegre & Benson, tax counsel to the Company, or the opinion of other tax counsel of a prominent law firm designated by Parent and reasonably acceptable to the Company, dated the Closing Date, based on appropriate representations of the Company, its affiliates, and Parent and such other facts, representations, assumptions, and agreements as counsel may reasonably deem relevant, to the effect that for United States Federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368 of the Code and that each of Parent, Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (d)  Opinion of Counsel to Parent. The Company shall have received,
               ----------------------------
on and as of the Closing Date, an opinion of Munger, Tolles & Olson LLP, counsel to Parent, in usual and customary form reasonably acceptable to the Company, to the effect that (i) Parent and Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action, (iii) this Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each of Parent and Sub, enforceable in accordance with its terms (subject to customary exceptions), and (iv) the execution and delivery of this Agreement does not, and the consummation by Parent and Sub of the transactions contemplated hereby will not violate the Certificate of Incorporation or Bylaws of Parent or Sub.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated and abandoned at any
          -----------
time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company:

          (a)  by mutual written consent of Parent and the Company; or

          (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by either Parent or the Company if the Merger shall not have been consummated on or before March 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

          (d) by Parent, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (e) by Parent, (1) if the Company shall have (i) withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement or the Merger, (ii) failed as soon as practicable to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (iii) recommended any Transaction Proposal from a person other than Parent or (iv) resolved to do any of the foregoing, or (2) if (i) the Company shall have exercised a right specified in the first proviso to Section 5.11 with respect to any Transaction Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such Transaction Proposal for more than 10 business days after the date of receipt of such Transaction Proposal; or (ii) (A) a Transaction Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (B) the Company shall not have rejected such proposal within 10 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

          (f) by the Company, if the Company exercises, pursuant to Section 5.11, the right specified in clause (iv) of the first proviso to Section 5.11; or

          (g) by Parent, if the Company fails to perform any of its material obligations under this Agreement; or

          (h) by the Company, if Parent or Sub fails to perform any of their respective material obligations under this Agreement.

     7.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than pursuant to the provisions of
Section 5.6 and this Section 7.2. Nothing contained in this Section shall, however, relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination.

     7.3  Amendment.  This Agreement may be amended by the parties at any time
          ---------
before or after required approval of the Merger by the stockholders of the Company; provided, however, that after such approval, there shall be made no
         --------  -------
amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.4  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 8

                              GENERAL PROVISIONS

     8.1  Nonsurvival of Representations and Warranties.  None of the
          ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2  Notices.  All notices, requests, claims, demands and other
          -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               Berkshire Hathaway Inc.
               1440 Kiewit Plaza
               Omaha, Nebraska 68131
               Attention: Chairman of the Board

               with a copy to:

               Munger, Tolles & Olson LLP
               355 South Grand Avenue, 35th Floor
               Los Angeles, California  90071-1560
               Attention:  John B. Frank

          (b)  if to the Company, to:

               International Dairy Queen, Inc.
               7505 Metro Boulevard
               Minneapolis, Minnesota 55439
               Attention: Chairman of the Board

               with a copy to:

               Gray, Plant, Mooty, Mooty & Bennett, P.A.
               3400 City Center
               33 South Sixth Street
               Minneapolis, MN  55402
               Attention:  John W. Mooty

     8.3  Definitions.  For purposes of this Agreement:
          -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; provided, however, that, (i) a decline in general economic
            --------  -------
conditions affecting the Company or Parent shall not be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to either such party or its subsidiaries; and (ii) for purposes of Sections 3.2(g) and 6.3(a), in no event shall changes in the market prices of portfolio securities owned by Parent or its subsidiaries be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to Parent or its subsidiaries;

          (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

     8.4  Interpretation.  A reference made in this Agreement to a Section,
          --------------
Exhibit or Schedule, shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.5  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     8.6  Entire Agreement; No Third-party Beneficiaries.  This Agreement
          ----------------------------------------------
constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as provided in Section 5.5, this Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     8.7  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.8  Assignment.  Neither this Agreement nor any of the rights, interests
          ----------
or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.9  Enforcement.  The parties agree that irreparable damage would occur in
          -----------
the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any such court.

     8.10 Severability.  Whenever possible, each provision or portion of any
          ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

          IN WITNESS WHEREOF, Parent, Sub, and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       BERKSHIRE HATHAWAY INC.

                                       By:  /s/ Warren  E. Buffett
                                            ------------------------------
                                            Warren E. Buffett

                                       Its:    Chairman
                                               ---------------------------


                                       QDI, INC.

                                       By:  /s/ Warren E. Buffett
                                            ------------------------------
                                            Warren E. Buffett

                                       Its:   Chairman
                                              ----------------------------


                                       INTERNATIONAL DAIRY QUEEN, INC.

                                       By:  /s/ John W. Mooty
                                            ------------------------------
                                            John W. Mooty

                                       Its:  Chairman of the Board
                                             -----------------------------

                                                                       EXHIBIT A

                       FORM OF COMPANY AFFILIATE LETTER

Gentlemen:

     The undersigned, a holder of shares of [Class A or Class B] Common Stock, par value $.01 per share ("Company Stock"), of International Dairy Queen, Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with QDI, Inc., a Delaware corporation ("Sub"), securities (the "Parent Securities") of Berkshire Hathaway Inc., a Delaware corporation ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

     If the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants with the Company, Sub, and Parent that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent, is not required to be registered under the Act.

     In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned pending receipt of such evidence of compliance.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act.

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     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                  Very truly yours,


Dated:

                                      A-2
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                                                                       EXHIBIT B


                       CONTINUITY OF INTEREST AGREEMENT


          Berkshire Hathaway Inc., a Delaware corporation ("Parent"), QDI, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub") and each of the undersigned shareholders (each, a "Shareholder" and collectively, the "Shareholders") of International Dairy Queen, Inc., a Delaware corporation (the "Company"), hereby enter into this Agreement on [DATE] for the purposes hereinafter set forth (collectively, Parent, Sub and the Shareholders are referred to as the "Parties").

          WHEREAS, Parent, Sub and the Company entered into an Agreement and Plan of Merger dated as of October 21, 1997 (the "Merger Agreement");

          WHEREAS, pursuant to the Merger Agreement, Company will merge (the "Merger") with and into Sub with Sub as the surviving corporation in the Merger and pursuant to such Merger, it is intended that each Shareholder will surrender all of such Shareholder's shares of Company Class A Common Stock and/or Company Class B Common Stock (collectively, "Company Common Stock"), in exchange for shares of Class A Stock of Parent and/or Class B Stock of Parent (collectively, "Parent Shares");

          WHEREAS, the Parties wish to take certain steps to qualify the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, the Parties agree as follows:

          (a) Each Shareholder has all necessary power and authority to enter into and perform all of such Shareholder's obligations hereunder. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including any voting agreement, shareholders' agreement, trust agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          (b) Each Shareholder is the beneficial owner or record holder of the number of shares set forth on Schedule 1 attached hereto and, as of the date hereof, the shares listed on Schedule 1, with respect to each Shareholder, constitute all the shares of Company Common Stock owned of record or beneficially by such Shareholder. Each Shareholder represents that such Shareholder has not purchased, sold, exchanged, transferred by gift or otherwise disposed of shares of Company Common Stock prior to the date hereof either in contemplation of or as part of the Merger.

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          (c)  Each Shareholder represents that such Shareholder does not have any plan or intention to sell, exchange, transfer by gift or otherwise dispose of (including by transactions which would have the ultimate economic effect of a disposition including, but not limited to, puts, short-sales and equity swap type of arrangements) (collectively, "dispose" or "disposition") any Parent Shares to be received by such Shareholder pursuant to the Merger.

          (d) Each Shareholder further agrees that for a period of two (2) years after the Merger (the "Post-Merger Continuity Period"), such Shareholder will not sell, exchange, transfer by gift or otherwise dispose of (including by transactions which would have the ultimate economic effect of a disposition including, but not limited to, puts, short-sales and equity swap type of arrangements) any of the Parent Shares that such Shareholder receives in exchange for shares of Company Common Stock pursuant to the Merger; provided,
                                                                    --------
however, each Shareholder (or the estate of such Shareholder) is expressly
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permitted to transfer Parent Shares to beneficiaries, heirs or legatees upon such Shareholder's death, or to a "grantor" trust created for such Shareholder's benefit in which such Shareholder is treated as the owner pursuant to Sections 671 through 678 of the Code. Notwithstanding this paragraph 3, each Shareholder may, prior to the end of the Post-Merger Continuity Period, sell, exchange, transfer by gift or otherwise dispose of Parent Shares that such Shareholder receives pursuant to the Merger, if, prior to the date of such disposition, the Shareholder obtains the written opinion of Faegre & Benson (which opinion will specifically set forth the facts and analysis forming the basis of such opinion), which opinion is reasonably satisfactory to Munger, Tolles & Olson LLP ("Munger Tolles"), that such disposition will not prevent such Parent Shares from qualifying as stock that satisfied the "continuity of interest" requirement under Section 368 of the Code, generally on the ground that the Shareholder had no intent to dispose of such Parent Shares at the time of the Merger and that the Shareholder's decision to dispose of such Parent Shares was the result of an unanticipated change in circumstances subsequent to the Merger, or otherwise.

          (e) Each Shareholder agrees that, during the Post-Merger Continuity Period, such Shareholder will give notice to Parent, Faegre & Benson and Munger Tolles at least 30 days prior to any proposed disposition of Parent Shares received pursuant to the Merger, which notice shall describe (i) the number of Parent Shares that will be subject to the proposed disposition, and (ii) the manner of such disposition.

          (f) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (g) This Agreement shall not be modified, amended, altered or supplemented except by a written agreement executed by all of the Parties hereto. A Shareholder requesting the written opinion of Faegre & Benson to dispose of Parent Shares, agrees to bear and pay all fees and expenses of Faegre & Benson and Munger Tolles.

                                      B-2
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          (h)  Each Shareholder is entering this Agreement to enable Faegre &
Benson and Munger Tolles to opine that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and each Shareholder agrees that both Faegre & Benson and Munger Tolles may rely upon this Agreement in rendering their opinions.

          (i)  All notices to Parent shall be sent to:

                    Berkshire Hathaway Inc.
                    1440 Kiewit Plaza
                    Omaha, Nebraska 68131
                    Attention:  Chairman of the Board

          (j)  All notices to Faegre & Benson should be sent to:

                    Faegre & Benson
                    2200 Norwest Center
                    90 South Seventh Street
                    Minneapolis, Minnesota 55402

          (k)  All notices to Munger Tolles should be sent to:

                    Stephen Rose, Esq.
                    Munger, Tolles & Olson LLP
                    355 South Grand Avenue
                    Los Angeles, California  90071

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first set forth above.



                                       ______________________________________
                                             John W. Mooty




                                       BERKSHIRE HATHAWAY INC.

                                       By:  ________________________________


                                       Its: ________________________________

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                                       QDI, INC.


                                       By:  ___________________________________

                                       Its: ___________________________________


                                       [Additional shareholder signatures]

                                      B-4